Filed pursuant to Rule 424(b)(3)
File Numbers 333-109114 and 333-114098

Prospectus Supplement
(to Prospectus dated August 12, 2005)

Antares Pharma, Inc.

Common Stock

20,329,105 Shares of Common Stock
Offered by Selling Stockholders

        This prospectus supplement further supplements the prospectus dated August 12, 2005 of Antares Pharma, Inc. relating to the sale of shares of our common stock that may be sold from time to time in one or more offerings by several of our stockholders. We will not receive any proceeds from sales of shares of common stock by the selling stockholders. You should read this prospectus supplement in conjunction with the prospectus, and this prospectus supplement is qualified by reference to the prospectus, except to the extent that the information in this prospectus supplement supercedes the information contained in the prospectus.

        The information including under the section entitled “Selling Stockholders” contained in the prospectus is hereby amended as follows:

        Based on information provided by the selling stockholders and our internal corporate records, the following table lists the selling stockholders and other information regarding their beneficial ownership of the shares of our common stock. The following table sets forth (i) the number of shares of common stock beneficially owned by each selling stockholder at December 1, 2005, assuming exercise of warrants and options (exercisable within 60 days) held by certain of the selling stockholders; (ii) the number of shares of common stock to be offered for resale by each selling stockholder pursuant to this prospectus; and (iii) the number and percentage of outstanding shares of common stock to be held by each selling stockholder after completion of the offering.

	Number of shares of Common Stock beneficially owned at December 1,	Number of shares of Common Stock to be	Shares Owned after Completion of Offering (1) (2)
Name	2005 (1)	Offered (1)	Number	Percentage
Michael J. Maloney (3)	8,333	8,333	0	0%
Segoes Trust (4)	8,333	8,333	0	0%
Ellen Hendrickson (5)	13,333	13,333	0	0%
SDS Merchant Fund, LP (6)	1,385,880	1,385,880	0	0%
Jacques Gonella (7)	13,666,697	4,447,611	9,219,086	10%
SCO Capital Partners LLC (8)	1,264,400	1,264,400	0	0%
North Sound Legacy Fund LLC (9)	47,083	47,083	0	0%
North Sound Legacy Institutional Fund LLC (10)	461,250	461,250	0	0%

North Sound Legacy International Ltd. (11)	1,143,800	1,143,800	0	0%
Paul Scharfer (12)	291,667	291,667	0	0%
Vertical Ventures Investments, LLC (13)	150,000	150,000	0	0%
Douglass Bermingham (14)	80,000	80,000	0	0%
Sabbatical Ventures, LLC (15)	83,333	83,333	0	0%
David C. Cavalier (16)	83,333	83,333	0	0%
Alfred Mansour (17)	55,000	55,000	0	0%
Alan Tuchman (18)	55,000	55,000	0	0%
Richard Burgoon (19)	55,000	55,000	0	0%
Piedmont Consulting (20)	65,000	65,000	0	0%
Neovest Trading, Inc. (21)	40,000	40,000	0	0%
Barry M. Pearl (22)	10,000	10,000	0	0%
Jeffrey Davis (23)	325,833	325,833	0	0%
Daniel DiPietro (24)	111,033	111,033	0	0%
Joshua Golumb (25)	11,700	11,700	0	0%
Brown Simpson Asset Management, LLC (26)	50,000	50,000	0	0%
Atlas Equity I, Ltd. (27)	2,000,000	2,000,000	0	0%
Sands Brothers Venture Capital LLC (28)	66,667	66,667	0	0%
Sands Brothers Venture Capital II LLC (28)	66,667	66,667	0	0%
Sands Brothers Venture Capital III LLC (28)	400,000	400,000	0	0%
Sands Brothers Venture Capital IV LLC (28)	133,333	133,333	0	0%
SDS Capital Group, SPC, Ltd. (29)	250,000	250,000	0	0%
Hytec International, Ltd. (30)	53,333	53,333	0	0%
Baffles S.A. (31)	73,333	73,333	0	0%
Hauck & Aufhauser (32)	399,960	399,960	0	0%
Thomas J. Garrity (33)	109,083	33,333	75,750	*
Lawrence Christian (34)	292,869	66,667	226,202	1%
Michael Kasprick (35)	225,400	40,000	185,400	*
John J. Shaw (36)	200,000	200,000	0	0%
Bedrock Capital, L.P. (37)	433,333	433,333	0	0%
T2, Ltd. (38)	233,333	233,333	0	0%
James L. Clark III (39)	97,646	33,333	64,313	*
Drummer Partners L.P. (40)	41,667	41,667	0	0%
MidSouth Investor Fund LP (41)	133,333	133,333	0	0%
Sandor Capital Master Fund, L.P. (42)	416,667	416,667	0	0%
Jack E. Stover (43)	356,960	40,000	316,960	1%
TNC Partners I, LLC (44)	133,333	133,333	0	0%
Keith Muckenhirn (45)	106,839	33,333	73,506	*
Anton Gueth (46)	105,583	33,333	72,250	*
Luke P. Iovine, III (47)	26,733	26,733	0	0%
Preston Tsao (48)	90,500	90,500	0	0%
David Weinstein (49)	63,429	63,429	0	0%
David Ledoux (50)	9,375	9,375	0	0%
Frank Salvatore (51)	10,473	10,473	0	0%
Doug Kalser (52)	10,473	10,473	0	0%
National Securities Corporation (53)	31,250	31,250	0	0%
Anne K. Abramczyk (54)	8,334	8,334	0	0%
Perceptive Life Science Master Fund (55)	2,100,000	900,000	1,200,000	3%
Orion Biomedical Offshore Fund, LP (56)	59,500	59,500	0	0%
Orion Biomedical Fund, LP (57)	273,833	273,833	0	0%
White Rock Capital Partners, L.P. (58)	283,333	283,333	0	0%
TexRock, Ltd (59)	50,000	50,000	0	0%
Crestview Capital Master, L.L.C. (60)	1,000,000	1,000,000	0	0%

The Conus Fund L.P. (61)	171,000	171,000	0	0%
East Hudson Inc. (62)	25,000	25,000	0	0%
The Conus Fund Offshore Ltd. (63)	27,667	27,667	0	0%
The Conus Fund (QP) L.P. (64)	26,333	26,333	0	0%
Stonestreet LP (65)	116,667	116,667	0	0%
Alpha Capital AG (66)	100,000	100,000	0	0%
JIBS Equities (67)	100,000	100,000	0	0%
Westpark Capital L.P. (68)	100,000	100,000	0	0%
Quogue Capital LLC (69)	96,666	96,666	0	0%
Crenshire Capital, LP (70)	83,333	83,333	0	0%
Midsummer Investment, Ltd. (71)	83,333	83,333	0	0%
Nu Vision Holdings LLC (72)	50,000	50,000	0	0%
SRG Capital, LLC (73)	50,000	50,000	0	0%
Whalehaven Fund Limited (74)	49,993	49,993	0	0%
Micahel R, Hamblett (75)	41,667	41,667	0	0%
Professional Traders Fund, LLC (76)	33,333	33,333	0	0%
Pamlea Kaweske (77)	18,333	18,333	0	0%
AS Capital Partners LLC (78)	16,667	16,667	0	0%
Truk Opportunity Fund, LLC (79)	16,667	16,667	0	0%
Gordon Gregoretti (80)	10,000	10,000	0	0%
David P. Luci (81)	8,333	8,333	0	0%
Xmark Fund, L.P. (82)	210,000	210,000	0	0%

	31,247,572	19,814,105

* (1)	Indicates and amount less than one percent.
Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Each entity named in the table has sole voting and investment power, exercised by the individuals indicated in the following footnotes, with respect to all shares of stock listed as owned by such entity.

(2)	We do not have any knowledge of the number of shares the selling stockholders may sell pursuant to this or any other prospectus. Additionally, the warrants sold in our July 2003, February and March 2004 private placements are exercisable by any holder only to the extent that the number of shares of common stock issuable pursuant to such securities, together with the number of shares of common stock owned by such holder and its affiliates (but not including shares of common stock underlying unexercised shares of warrants) would not exceed 9.99% of the then outstanding common stock as determined in accordance with Section 13(d) of the Exchange Act. Each holder may, upon providing us with 61 days’ written notice, waive this 9.99% cap on exercises.

(3)	Michael J. Maloney is an individual residing in Connecticut and exercises voting and investment control for the shares owned by him. The number of shares beneficially owned by Michael J. Maloney represents 8,333 shares issuable upon exercise of his February 20, 2004 warrant.

(4)	Segoes Trust is a Cayman Islands trust for which James Fontanetta is the trustee and exercises voting and investment control. The number of shares beneficially owned by Segoes Trust represents 8,333 shares issuable upon exercise of its February 20, 2004 warrant.

(5)	Ellen Hendrickson is an individual residing in Pennsylvania and exercises voting and investment control for the shares owner by her. The number of shares beneficially owned by Ellen Hendrickson represents 10,000 shares issued in the March 9, 2004 private placement and 3,333 shares issuable upon exercise of her March 9, 2004 warrant.

(6)	SDS Merchant Fund, L.P. is a limited partnership of which SDS Capital Partners, LLC is the general partner. Steve Darby is the managing member of SDS Capital Partners, LLC, and exercises voting and investment control over the shares owned by SDS Merchant Fund, L.P. The number of shares beneficially owned by SDS Merchant Fund, LP represents 300,000 shares issued in July, 2003, 750,000 shares issuable upon exercise of its July 7, 2003 warrant and 335,880 shares issuable upon conversion of its Series D Stock.

(7)	Jacques Gonella is an individual residing in Switzerland and exercises voting and investment control for the shares owned by him. The number of shares beneficially owned by Jacques Gonella includes 2,900,000 shares owned by Permatec Holding AG (of which Dr. Gonella owns controlling interest); 2,750,000 shares (of which 250,000 shares are registered pursuant to the effective registration statement (Registration No. 333-103958)); 2,907,772 shares issued to Dr. Gonella pursuant to the conversion of debt owed to him; 4,198,976 shares issuable upon exercise of warrants issued to Dr. Gonella ; 825,449 shares previously owned and options to purchase (within 60 days) an aggregate of 84,500 shares.

(8)	SCO Capital Partners LLC is a Delaware limited liability company, for which Steven H. Rouhandeh is the Chairman and exercises voting and investment control. The number of shares beneficially owned by SCO Capital Partners LLC represents 375,000 shares issuable upon exercise of its July 17, 2003 warrant, and 889,400 shares issuable upon exercise of its March 9, 2004 warrant.

(9)	North Sound Legacy Fund LLC is a Delaware limited liability company, for which Thomas McAulley exercises voting and investment control. The number of shares beneficially owned by North Sound Legacy Fund LLC represents 13,333 shares issuable upon exercise of its February 10, 2004 warrant, and 33,750 shares issuable upon exercise of its July 17, 2003 warrant.

(10)	North Sound Legacy Institutional Fund LLC is a Delaware limited liability company, for which Thomas McAulley exercises voting and investment control. The number of shares beneficially owned by North Sound Legacy Institutional Fund LLC represents 120,000 shares issuable upon exercise of its February 10, 2004 warrant, and 341,250 shares issuable upon exercise of its July 17, 2003 warrant.

(11)	North Sound Legacy International Ltd. is a British Virgin Islands corporation for which Thomas McAulley exercises voting and investment control. The number of shares beneficially owned by North Sound Legacy International Ltd. represents 568,800 shares issued in the February 10, 2004 placement, 200,000 shares issuable upon exercise of its February 10, 2004 warrant, and 375,000 shares issuable upon exercise of its July 17, 2003 warrant.

(12)	Paul Scharfer is an individual residing in New York and exercises voting and investment control for the shares owned by him. The number of shares beneficially owned by Paul Scharfer represents 225,000 shares issuable upon exercise of his July 17, 2003 warrant and 16,667 shares issuable upon exercise of his February 20, 2004 warrant

(13)	Vertical Ventures Investments, LLC is a Delaware limited liability company for which Joshua Silverman is the Manager and exercises voting and investment control. The number of shares beneficially owned by Vertical Ventures Investments LLC represents 150,000 shares issuable upon exercise of its July 17, 2003 warrant.

(14)	Douglass Bermingham is an individual residing in New York and exercises voting and investment control for the shares owned by him.

(15)	Sabbatical Ventures, LLC (“Sabbatical”) is a limited liability company for which Mitchell D. Kaye is the manager and has voting and investment control over the shares owned by Sabbatical. The number of shares beneficially owned by Sabbatical represents 83,333 shares issuable upon exercise of warrants issued between January 15, 2003 and July 15, 2003 and assigned by Brown Simpson Asset Management, LLC.

(16)	David C. Cavalier is an individual who exercises voting and investment control for the shares owned by him. The number of shares beneficially owned by David C. Cavalier represents 83,333 shares issuable upon exercise of warrants issued between January 15, 2003 and July 15, 2003 and assigned by Brown Simpson Asset Management, LLC.

(17)	Alfred Mansour is an individual who exercises voting and investment control for the shares owned by him. The number of shares beneficially owned by Alfred Mansour represents 55,000 shares issuable upon exercise of warrants issued between January 15, 2003 and July 15, 2003 and assigned by Brown Simpson Asset Management, LLC.

(18)	Alan Tuchman is an individual who exercises voting and investment control for the shares owned by him. The number of shares beneficially owned by Alan Tuchman represents 55,000 shares issuable upon exercise of warrants issued between January 15, 2003 and July 15, 2003 and assigned by Brown Simpson Asset Management, LLC.

(19)	Richard Burgoon is an individual who exercises voting and investment control for the shares owned by him. The number of shares beneficially owned by Richard Burgoon represents 55,000 shares issuable upon exercise of warrants issued between January 15, 2003 and July 15, 2003 and assigned by Brown Simpson Asset Management, LLC.

(20)	Piedmont Consulting, Inc. is a Georgia corporation. Keith Fetter is President of the corporation and has voting and investment control over the shares owned by the corporation. The number of shares beneficially owned by Piedmont Consulting, Inc. is 65,000 shares.

(21)	Neovest Trading, Inc. is a Georgia corporation. Andrew Grayson is the President of the corporation and has voting and investment control over the shares owned by the corporation. The number of shares beneficially owned by Neovest Trading, Inc. represents 40,000 shares issuable upon exercise of various warrants.

(22)	Barry M. Pearl is an individual residing in Georgia and exercises voting and investment control for the shares owned by him.

(23)	Jeffrey B. Davis is an individual residing in New Jersey and exercises voting and investment control for the shares owned by him. The number of shares beneficially owned by Jeffrey B. Davis represents 33,333 shares issuable upon exercise of his February 20, 2004 warrant, 271,400 shares issuable upon exercise of his March 9, 2004 warrant (assigned to him from SCO Securities LLC) and 21,100 shares issuable upon exercise of warrants previously owned.

(24)	Daniel DiPietro is an individual residing in New York and exercises voting and investment control for the shares owned by him. The number of shares beneficially owned by Daniel DiPietro represents 3,333 shares issuable upon exercise of his March 9, 2004 warrant and 107,700 shares issuable upon exercise of warrants previously assigned by SCO Securities LLC.

(25)	Joshua Golomb is an individual residing in New York and exercises voting and investment control for the shares owned by him.

(26)	Brown Simpson Asset Management, LLC is a New York limited liability company (“BSAM”). Mitchell D. Kaye is the managing member of the company and has voting and investment control over the shares owned by BSAM. The number of shares beneficially owned by BSAM represents 50,000 shares of our common stock. BSAM serves as investment manager for each of Xmark LP and Xmark Ltd. In such capacity, BSAM possesses the power to vote and direct the disposition of all securities held by Xmark LP and Xmark Ltd. Thus, BSAM may be deemed to beneficially own the shares of our common stock identified in this table as being owned by Xmark LP and Xmark Ltd.

(27)	Atlas Equity I, Ltd. is a Cayman Islands limited entity for which Jacob Gottlieb and Dmitry Balyasay exercise voting and investment control. The number of shares beneficially owned by Atlas Equity I, Ltd. represents 1,500,000 shares issued in the February 10, 2004 placement and 500,000 shares issued upon exercise of its February 10, 2004 warrant.

(28)	Sands Brothers Venture Capital LLC, Sands Brothers Venture Capital II LLC, Sands Brothers Venture Capital III LLC, and Sands Brothers Venture Capital IV LLC are all Delaware limited liability companies for which Mike Costea exercises voting and investment control. The number of shares beneficially owned by Sands Brothers Venture Capital LLC represents 50,000 shares issued in the February 10, 2004 private placement and 16,667 shares issuable upon exercise of its February 10, 2004 warrant. The number of shares beneficially owned by Sands Brothers Venture Capital II LLC represents 50,000 shares issued in the February 10, 2004 private placement and 16,667 shares issuable upon exercise of its February 10, 2004 warrant. The number of shares beneficially owned by Sands Brothers Venture Capital III LLC represents 300,000 shares issued in the February 10, 2004 private placement and 100,000 shares issuable upon exercise of its February 10, 2004 warrant. The number of shares beneficially owned by Sands Brothers Venture Capital IV LLC represents 100,000 shares issued in the February 10, 2004 private placement and 33,333 shares issuable upon exercise of its February 10, 2004 warrant.

(29)	SDS Capital Group SPC, Ltd. is a Cayman Islands corporation for which Steve Derby exercises voting and investment control. The number of shares beneficially owned by SDS Merchant Fund, LP represents 250,000 shares issuable upon exercise of its February 10, 2004 warrant.

(30)	Hytec International, Ltd. is a Cayman Islands corporation for which Victoria Hollingsworth exercises voting and investment control. The number of shares beneficially owned by Hytec International, Ltd. represents 40,000 shares issued in the February 20, 2004 private placement and 13,333 shares issuable upon exercise of its February 20, 2004 warrant.

(31)	Baffles S. A. is a Cayman Islands corporation for which Lily Lee exercises voting and investment control. The number of shares beneficially owned by Baffles S.A. represents 55,000 shares issued in the February 20, 2004 private placement and 18,333 shares issuable upon exercise of its February 20, 2004 warrant.

(32)	Hauck & Aufhauser is a Luxembourg corporation for which Bernd Sinnwell and Fredy Jungbluth exercise voting and investment control. The number of shares beneficially owned by Hauck & Aufhauser represents 299,970 shares issued in the February 20, 2004 private placement and 99,990 shares issuable upon exercise of its February 20, 2004 warrant.

(33)	Thomas J. Garrity, one of our directors, is an individual residing in Arizona and exercises voting and investment control for the shares owned by him. The number of shares beneficially owned by Thomas J. Garrity represents 25,000 shares issued in the February 20, 2004 private placement, 8,333 shares issuable upon exercise of his February 20, 2004 warrant, and 15,000 shares previously owned and options to purchase (within 60 days) an aggregate of 60,750 shares.

(34)	Lawrence Christian, our Chief Financial Officer, is an individual residing in Pennsylvania and exercises voting and investment control for the shares owned by him. The number of shares beneficially owned by Lawrence Christian represents 50,000 shares issued in the February 20, 2004 private placement, 16,667 shares issuable upon exercise of his February 20, 2004 warrant, 33,627 shares previously owned and options to purchase (within 60 days) an aggregate of 192,575 shares.

(35)	Michael Kasprick, our Executive Director of Business Development, is an individual residing in Minnesota and exercises voting and investment control for the shares owned by him. The number of shares beneficially owned by Michael Kasprick represents 30,000 shares issued in the February 20, 2004 private placement, 10,000 shares issuable upon exercise of his February 20, 2004 warrant, and options to purchase (within 60 days) an aggregate of 185,400 shares..

(36)	John J. Shaw is an individual residing in California and exercises voting and investment control for the shares owned by him. The number of shares beneficially owned by John J. Shaw represents 150,000 shares issued in the February 20, 2004 private placement and 50,000 shares issuable upon exercise of his February 20, 2004 warrant.

(37)	Bedrock Capital, L.P. is a Texas limited partnership for which James C. Smith exercises voting and investment control. The number of shares beneficially owned by Bedrock Capital L.P. represents 325,000 shares issued in the February 20, 2004 private placement and 108,333 shares issuable upon exercise of its February 20, 2004 warrant.

(38)	T2, Ltd. is a Texas corporation for which James C. Smith exercises voting and investment control. The number of shares beneficially owned by T2, Ltd. represents 175,000 shares issued in the February 20, 2004 private placement and 58,333 shares issuable upon exercise of its February 20, 2004 warrant.

(39)	James L. Clark III, a former Company director, is an individual residing in Florida and exercises voting and investment control for the shares owned by him. The number of shares beneficially owned by James L. Clark III represents 25,000 shares issued in the February 20, 2004 private placement, 8,333 shares issuable upon exercise of his February 20, 2004 warrant, 2,000 shares previously owned and options to purchase (within 60 days) an aggregate of 62,313 shares.

(40)	Drummer Partners L.P. is a New York limited partnership for which Bernard Frank exercises voting and investment control. The number of shares beneficially owned by Drummer Partners, L.P. represents 25,000 shares issued in the February 20, 2004 private placement and 16,667 shares issuable upon exercise of its February 20, 2004 warrant.

(41)	MidSouth Investor Fund LP is a Delaware limited partnership for which Lyman O. Heidtke is the general partner and exercises voting and investment control. The number of shares beneficially owned by MidSouth Investor Fund LP represents 100,000 shares issued in the February 20, 2004 private placement and 33,333 shares issuable upon exercise of its February 20, 2004 warrant.

(42)	Sandor Capital Master Fund, L.P. is a Texas limited partnership for which John S. Lemak exercises voting and investment control. The number of shares beneficially owned by Sandor Capital Master Fund, L.P. represents 300,000 shares issued in the February 20, 2004 private placement and 116,667 shares issuable upon exercise of its February 20, 2004 warrant.

(43)	Jack E. Stover, our Chief Executive Officer, is an individual residing in Pennsylvania and exercises voting and investment control for the shares owned by him. The number of shares beneficially owned by Jack E. Stover represents 30,000 shares issued in the February 20, 2004 private placement, 10,000 shares issuable upon exercise of his February 20, 2004 warrant, 100,000 shares previously owned and options to purchase (within 60 days) an aggregate of 216,960 shares.

(44)	TNC Partners I, LLC is a New Jersey limited liability company for which Paul Siesser exercises voting and investment control. The number of shares beneficially owned by TNC Partners I, LLC represents 100,000 shares issued in the March 9, 2004 private placement and 33,333 shares issuable upon exercise of its March 9, 2004 warrant.

(45)	Keith Muckenhirn, our Controller, is an individual residing in Minnesota and exercises voting and investment control for the shares owned by him. The number of shares beneficially owned by Keith Muckenhirn represents 25,000 shares issued in the March 9, 2004 private placement, 8,333 shares issuable upon exercise of his March 9, 2004 warrant, 12,000 shares previously owned and options to purchase (within 60 days) an aggregate of 61,506 shares.

(46)	Anton Gueth, one of our directors, is an individual residing in California and exercises voting and investment control for the shares owned by him. The number of shares beneficially owned by Anton Gueth represents 25,000 shares issued in the March 9, 2004 private placement, 8,333 shares issuable upon exercise of his March 9, 2004 warrant and 18,000 shares previously owned and options to purchase (within 60 days) an aggregate of 54,250 shares.

(47)	Luke P. Iovine, III is an individual residing in New Jersey and exercises voting and investment control for the shares owned by him. The number of shares beneficially owned by Luke P. Iovine, III represents 20,050 shares issued in the March 9, 2004 private placement and 6,683 shares issuable upon exercise of his March 9, 2004 warrant.

(48)	Preston Tsao is an individual residing in New York and exercises voting and investment control for the shares owned by him. The number of shares beneficially owned by Preston Tsao represents 90,500 shares issuable upon exercise of his March 9, 2004 warrant (assigned by SCO Securities LLC).

(49)	David Weinstein is an individual residing in Florida and exercises voting and investment control for the shares owned by him. The number of shares beneficially owned by David Weinstein represents 63,429 shares issuable upon exercise of his March 9, 2004 warrant (assigned by National Securities Corporation).

(50)	David Ledoux is an individual residing in Florida and exercises voting and investment control for the shares owned by him. The number of shares beneficially owned by David Ledoux represents 9,375 shares issuable upon exercise of his March 9, 2004 warrant (assigned by National Securities Corporation).

(51)	Frank Salvatore is an individual residing in Florida and exercises voting and investment control for the shares owned by him. The number of shares beneficially owned by Frank Salvatore represents 10,473 shares issuable upon exercise of his March 9, 2004 warrant (assigned by National Securities Corporation).

(52)	Doug Kalser is an individual residing in Florida and exercises voting and investment control for the shares owned by him. The number of shares beneficially owned by Doug Kalser represents 10,473 shares issuable upon exercise of his March 9, 2004 warrant (assigned by National Securities Corporation).

(53)	National Securities Corporation is a Washington corporation for which Michael Bresner exercises voting and investment control. The number of shares beneficially owned by National Securities Corporation represents 31,250 shares issuable to it upon exercise of its March 9, 2004 warrant.

(54)	Anne K. Abramczyk is an individual who exercises voting and investment control for the shares owned by her. The number of shares beneficially owned by Anne K. Abramczyk represents 8,334 shares issuable upon exercise of warrants issued between January 15, 2003 and July 15, 2003 and assigned by Brown Simpson Asset Management, LLC.

(55)	Perceptive Life Sciences Master Fund, Ltd. is a Cayman Islands corporation for which Andrew C. Sankin exercises voting and investment control. The number of shares beneficially owned by Perceptive Life Sciences Master Fund, Ltd. represents 1,200,000 shares previously owned and 900,000 shares issuable upon exercise of its February 10, 2004 warrant.

(56)	Orion Biomedical Offshore Fund, LP is a Cayman Islands limited partnership for which Lindsay Rosenwald exercises voting and investment control. The number of shares beneficially owned by Orion Biomedical Offshore Fund, LP represents 59,500 shares issuable upon exercise of its February 10, 2004 warrant.

(57)	Orion Biomedical Fund, LP is a Delaware limited partnership for which Lindsay Rosenwald exercises voting and investment control. The number of shares beneficially owned by Orion Biomedical Fund, LP represents 273,833 shares issuable upon exercise of its February 10, 2004 warrant.

(58)	White Rock Capital Partners, L.P. is a Texas limited partnership for which Tom Barton exercises voting and investment control. The number of shares beneficially owned by White Rock Capital Partners, L.P. represents 283,333 shares issuable upon exercise of its February 20, 2004 warrant.

(59)	TexRock, Ltd. is a Texas corporation for which Tom Barton exercises voting and investment control. The number of shares beneficially owned by TexRock, Ltd. represents 50,000 shares issuable upon exercise of its February 20, 2004 warrant.

(60)	Crestview Capital Master, L.L.C. is a Delaware limited liability company for which Richard Levy and Stewart Flint exercise voting and investment control. The number of shares beneficially owned by Crestview Capital Master, L.L.C. represents 250,000 shares issuable upon exercise of its February 10, 2004 warrant and 750,000 shares issuable upon exercise of warrants purchased from Xmark Fund, L.P. and Xmark Funds, Ltd..

(61)	The Conus Fund L.P. is a New York limited partnership for which Conus Capital, L.L.C. is the general partner. Andrew D. Zacks is the managing member of Conus Capital, L.L.C. and exercises voting and investment control for the shares owned by The Conus Fund L.P. The number of shares beneficially owned by The Conus Fund, L.P. represents 171,000 shares issuable upon exercise of its February 10, 2004 warrant.

(62)	East Hudson Inc. is a British Virgin Islands corporation, for which Conus Partners, Inc. is the investment manager. Andrew D. Zacks is the managing director of Conus Partners, Inc. and exercises voting and investment control for the shares owned by East Hudson, Inc. The number of shares beneficially owned by East Hudson Inc. represents 25,000 shares issuable upon exercise of its February 10, 2004 warrant.

(63)	The Conus Fund Offshore Ltd. is a Cayman Islands corporation for which Conus Partners, Inc. is the investment manager. Andrew D. Zacks is the managing director of Conus Partners, Inc. and exercises voting and investment control for the shares owned by The Conus Fund Offshore Ltd. The number of shares beneficially owned by The Conus Fund Offshore Ltd. represents 27,667 shares issuable upon exercise of its February 10, 2004 warrant.

(64)	The Conus Fund (QP) L.P. is a New York limited partnership, for which Conus Capital, L.L.C. is the general partner. Andrew D. Zacks is the managing member of Conus Capital, L.L.C. and exercises voting and investment control for the shares owned by The Conus Fund (QP) L.P. The number of shares beneficially owned by The Conus Fund (QP) L.P. represents 26,333 shares issuable upon exercise of its February 10, 2004 warrant.

(65)	Stonestreet LP is a Canadian limited partnership for which Michael Finkelstein and Elizabeth Leonard exercise voting and investment control. The number of shares beneficially owned by Stonestreet LP represents 116,667 shares issuable upon exercise of its February 20, 2004 warrant.

(66)	Alpha Capital AG is a Leichtenstein corporation for which Konrud Ackerman exercises voting and investment control. The number of shares beneficially owned by Alpha Capital AG represents 100,000 shares issuable upon exercise of its February 20, 2004 warrant.

(67)	JIBS Equities is a Delaware limited partnership for which Jeff Davidowitz exercises voting and investment control. The number of shares beneficially owned by JIBS Equities represents 100,000 shares issuable upon exercise of its February 10, 2004 warrant.

(68)	Westpark Capital L.P. is a Texas limited partnership for which Patrick J. Brosnahan exercises voting and investment control. The number of shares beneficially owned by Westpark Capital L.P. represents 100,000 shares issuable upon exercise of its February 20, 2004 warrant.

(69)	Quogue Capital LLC is a New York limited liability company for which Wayne Rothbaum exercises voting and investment control. The number of shares beneficially owned by Quogue Capital LLC represents 96,666 shares issuable upon exercise of its March 9, 2004 warrant.

(70)	Cranshire Capital, LP is an Illinois limited partnership for which Mitchell Kopin exercises voting and investment control. The number of shares beneficially owned by Cranshire Capital, LP represents 83,333 shares issuable upon exercise of its February 20, 2004 warrant.

(71)	Midsummer Investment, Ltd. is a Bermuda corporation for which Michael A. Amsalem and Scott Kaufman exercise voting and investment control. The number of shares beneficially owned by Midsummer Investment, Ltd. represents 83,333 shares issuable upon exercise of its February 20, 2004 warrant.

(72)	Nu Vision Holdings LLC is a New York limited liability company for which Steven Kevorkian exercises voting and investment control. The number of shares beneficially owned by Nu Vision Holdings LLC represents 50,000 shares issuable upon exercise of its February 20, 2004 warrant.

(73)	SRG Capital, LLC is a New York limited liability company for which Edwin McCabe and Tai May Lee jointly exercise voting and investment control. The number of shares beneficially owned by SRG Capital, LLC represents 50,000 shares issuable upon exercise of its February 20, 2004 warrant.

(74)	Whalehaven Fund Limited is a Bermuda corporation for which Evan Schemenauer, Arthur Jones and Jennifer Kelly exercise voting and investment control. The number of shares beneficially owned by Whalehaven Fund Limited represents 49,993 shares issuable upon exercise of its February 20, 2004 warrant.

(75)	Michael R. Hamblett is an individual residing in Connecticut and exercises voting and investment control for the shares owned by him. The number of shares beneficially owned by Michael R. Hamblett represents 41,667 shares issuable upon exercise of his February 20, 2004 warrant.

(76)	Professional Traders Fund, LLC is a New York limited liability company for which Marc K. Swickle and Howard Berger exercise voting and investment control. The number of shares beneficially owned by Professional Traders Fund, LLC represents 33,333 shares issuable upon exercise of its February 10, 2004 warrant.

(77)	Pamela Kaweske is an individual residing in the Cayman Islands and exercises voting and investment control for the shares owned by her. The number of shares beneficially owned by Pamela Kaweske represents 18,333 shares issuable upon exercise of her February 20, 2004 warrant.

(78)	AS Capital Partners LLC is a New York limited liability company for which Michael Coughlan exercises voting and investment control. The number of shares beneficially owned by AS Capital Partners LLC represents 16,667 shares issuable upon exercise of its February 20, 2004 warrant.

(79)	Truk Opportunity Fund, LLC is a Delaware limited liability company for which Atoll Asset Management, LLC is the managing member. Michael E. Fein and Stephen Saltzstein are principals of Atoll Asset Management, LLC and exercise voting and investment control over the shares owned by Truk Opportunity Fund, LLC. The number of shares beneficially owned by Truk Opportunity Fund, LLC represents 16,667 shares issuable upon exercise of its February 20, 2004 warrant.

(80)	Gordon Gregoretti is an individual residing in Connecticut and exercises voting and investment control for the shares owned by him. The number of shares beneficially owned by Gordon Gregoretti represents 10,000 shares issuable upon exercise of his February 20, 2004 warrant.

(81)	David P. Luci is an individual residing in New York and exercises voting and investment control for the shares owned by him. The number of shares beneficially owned by David P. Luci represents 8,333 shares issuable upon exercise of his February 20, 2004 warrant.

(82)	Xmark Fund, L.P., a Delaware limited partnership (“Xmark LP”), is a private investment fund that is owned by its investors. Mitchell D. Kaye is the managing member, has voting and investment control over the shares owned by Xmark, L.P. The number of shares beneficially owned by Xmark, L.P. represents shares obtained through the exercise of certain warrants.

        Investing in shares of our common stock involves risks that are described in the “Risk Factors” section beginning on page 3 of the prospectus.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is December 13, 2005.